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                     SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                           THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:  April 21, 1998             Commission file number 1-5805



                        THE CHASE MANHATTAN CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                                              13-2624428
(State or other jurisdiction                             (I.R.S. Employer
 of incorporation)                                        Identification No.)


     270 Park Avenue, New York, NY                               10017
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (212) 270-6000

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Item 5. Other Events
-------------------------

The Chase Manhattan Corporation ("Chase") reported on April 21, 1998 diluted operating earnings per share of $2.35 in the first quarter of 1998 compared with $2.02 in the 1997 first quarter. Operating earnings increased to $1.053 billion from $949 million in the first quarter of 1997.

Net income was $725 million compared to $927 million in the 1997 first quarter, reflecting a previously-announced, one time charge of $320 million after tax in connection with initiatives to streamline support functions and realign certain business functions. It is anticipated that annual savings from these actions will amount to approximately $460 million, which will be reinvested in Chase's high-growth businesses.

A copy of the Chase's  earnings press release is attached as an exhibit  hereto.
This current report on Form 8-K and the attached press release contain statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and Chase's actual results may differ materially from those set forth in such forward-looking statements. Factors that would affect the prospects of Chase's business are discussed in its Annual Report to Stockholders on Form 10-K for the year ended December 31, 1997.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


The following exhibit is filed with this report:


Exhibit Number                                   Description

   99.1                          Press Release - 1998 First Quarter Earnings.


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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.









                                               THE CHASE MANHATTAN CORPORATION
                                                        (Registrant)




Dated April 21, 1998                          by   /s/JOSEPH L. SCLAFANI
--------------------                          --------------------------
                                               Joseph L. Sclafani
                                               Controller
                                               [Principal Accounting Officer]


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                                 EXHIBIT INDEX



Exhibit Number                    Description             Page at Which Located

     99.1               Press Release - 1998 First
                                       Quarter Earnings              6





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